Exhibit 99.1

Corporate Statement Issued by Walmart Inc. dated December 22, 2020

The Justice Department’s investigation is tainted by historical ethics violations, and this lawsuit invents a legal theory that unlawfully forces pharmacists to come between patients and their doctors, and is riddled with factual inaccuracies and cherry-picked documents taken out of context. Blaming pharmacists for not second-guessing the very doctors DEA approved to prescribe opioids is a transparent attempt to shift blame from DEA’s well-documented failures in keeping bad doctors from prescribing opioids in the first place.

In contrast to DEA’s own failures, Walmart always empowered our pharmacists to refuse to fill problematic opioids prescriptions, and they refused to fill hundreds of thousands of such prescriptions. Walmart sent DEA tens of thousands of investigative leads, and we blocked thousands of questionable doctors from having their opioid prescriptions filled at our pharmacies.

By demanding pharmacists and pharmacies second-guess doctors, the Justice Department is putting pharmacists and pharmacies between a rock and a hard place with state health regulators who say they are already going too far in refusing to fill opioid prescriptions. Ultimately, patients are caught in the middle.

Walmart already sued the Department and DEA to stand up for our pharmacists, and we will keep defending our pharmacists as we fight this new lawsuit in court.